EXHIBIT 10.3





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ASSIGNMENT OF RIGHTS CONTRACT SUBSCRIBED BY A) JOSE FRANCISCO RUBIO, REPRESENTED
IN THIS ACT BY HECTOR CERVANTES SOTO (ASSIGNER) AND BY B) CORPORACION AMERMIN, S.A. DE C.V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO LEDEZMA (ASSIGNEE), JOINTLY NAMED AS THE PARTIES, AS PER THE FOLLOWING PREVIOUS RECORDS,
DECLARATIONS AND CLAUSES.

                                PREVIOUS RECORDS

I. On the 18th October 2005 Parties subscribed a Contract of Assignment of Rights derived from the Mining Concession Titles (The Contract), by virtue of which the Assigner promised to surrender in favor of the Assignee the rights derived from the Titles numbered: 218,519 and 217,789, that correspond to the lots named "Nuvia 2" and "La Nuvia", respectively, and receiving in exchange the price of $200,000.00 USD (Two hundred thousand in American Cy.), plus the corresponding Added Value Tax (IVA), that is to say, the amount of $230,000.00 USD (Two hundred and thirty thousand in American Cy.), same that would be covered in partial payments as per the amortization calendar described in the Third Clause of The Contract. Ordinary copy of such document is annexed to this present writing as Attachment I;

II. Of the stated price, The Assignee surrender on the 18th October 2006 in favor of The Assigner the amount of $12,500.00 USD (Twelve thousand five hundred in American Cy.), amount that The Vendor received entirely to his satisfaction as down payment;

III. During recently past days, The Parties agreed that, accepting the Assignee's offer of covering in advance the total amount of the agreed price in The Contract, same was reduced to the amount of $100,000.00 USD (One hundred thousand in American Cy.), plus the corresponding Added Value Tax (IVA), that is to say, $115,000.00 USD (One hundred thousand and fifteen USD in American Cy.), thus applying a discount for prompt payment of $100,000.00 USD (One hundred thousand in American Cy.), and;

IV. As of the previous, Parties decided to subscribe this present contract with the purpose of partially modifying the content of The Contract as it would benefit their interests and to document the respective Assignment for all legal purposes that might arise.

                                  DECLARATIONS

I. The Assigner declares, through the offices of his legal representative and under oath of stating the truth, that:

1. He is a Mexican national, of age, unimpaired in his physical and mental faculties and has the necessary and satisfactory capacity to subscribe this present contract;

2. That he has the necessary capacity to subscribe this present contract as witnessed in the General Power for Litigation and Collection, Acts of Administration and of Dominion, granted on the 12th October 2006 before Arturo Duarte Garcia, Public Notary number 165 of the city of Los Mochis, Municipality of Ahome, State of Sinaloa, and same that has not been limited, restrained, suspended or revoked.


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3. The rights, object of this present instrument, are free of any lien or limitation in their dominion;

4. Is duly inscribed in the Federal Taxpayers Registry and is current to date in his income tax payments and other contributions that have corresponded to him;

5. That it is his free will to subscribe this present contract with the purpose of surrendering in favor of the Assignee the rights derived from the Mining Concession Titles, object of this same instrument.

II. The Assignee declares, through the offices of his legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a stock company of varying amount of capital, duly established and operating, as witnessed by Public Writ number 9,311, granted on the 9th August 1995 before the testimony of Jose R. Miller Hermosillo, Notary Public number 2 for the Morelos Judicial District of the State of Chihuahua, and duly inscribed in the Public Registry of Property and Commerce of said Judicial District under Electronic Mercantile Folio number 21164*10;

2. That it is in the faculty and empowered with the necessary and satisfactory mandates in order to subscribe this present contract, as witnessed in the before indicated numeral, same that have not been limited, restrained, suspended or revoked to date;

3. That it is economically solvent and has the necessary capital in order to subscribe and comply to this present contract;

4. That it is duly inscribed in the Federal Taxpayers Registry and is to date current in its income tax payments and other contributions that have corresponded to it;

5. That it is the will of its Administration's organic body to subscribe this present contract with the purpose of receiving from The Assigner the rights derived from the Concession Titles, object of this instrument.

III. Both Parties declare through the offices of their respective legal representatives, under oath of stating the truth that they assist to the subscription of this present agreement in good faith, free of guile, ill faith, error, harm or any other vitiation that might affect their consent, with the purpose of committing themselves to the following:

                                     CLAUSES

FIRST. ASSIGNMENT OF RIGHTS. The Assigner surrenders in favor of The Assignee the rights derived from the Concession Titles listed following, inclusive of everything that by right and fact corresponds to them, and receiving in exchange the price agreed to in the next clause:

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Name of Lot                           Nuvia 2
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Title number                          218,519
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Location                              Municipality  of  Choix,  State  of
                                      Sinaloa
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Surface                               28.948 Hectares
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Name of Lot                           La Nuvia
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Title number                          217,789
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Location                              Municipality  of  Choix,  State  of
                                      Sinaloa
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Surface                               11.758 Hectares
--------------------------------------------------------------------------

SECOND. PRICE. For the Assignment of rights described in the previous Clause, the Assignee commits itself to pay in favor of the Assigner the amount of $100,000.00 USD (One hundred thousand in American Cy.), plus the corresponding Added Value Tax (IVA), that is to say, the amount of $115,000.00 USD (One hundred thousand and fifteen in American Cy.), considering that this latter accepted to cut down 50% (fifty per cent) from the originally agreed price in The Contract and accepting the advanced payment on the part of The Assignee.

THIRD. MANNER, TIME AND PLACE OF PAYMENT. Considering that Assignee surrendered on the 18th October 2006 in favor of Assigner the amount of $12,500.00 USD (Twelve thousand and five hundred in American Cy.), the former commits itself to pay on this same date and in favor of the latter the remaining amount, $102,500.00 USD (One hundred and two thousand and five hundred USD), amount that includes the Added Value Tax that corresponds to the total amount of the operation.

However, the Assigner grants in favor of the Assignee a time of grace of 30 (thirty) natural days for the fulfillment of payment of the described exhibition in the immediately above paragraph.

Such payment will be done by means of a nominal check written out in favor of the Assigner, as one means, or by means of electronic transfer of funds specified for just such an effect and, if another, depending on the request The Assigner puts forth.

FOURTH. COLLABORATION. The Assignee obliges himself to cooperate with the Assigner in the event that an authority requests any information or clarification or his presence be demanded and should assist timely to the site the Assigner states.

FIFTH. REGISTRY BEFORE THE GENERAL DIRECTORY OF MINES. In accordance to the Mining Law and its Regulation, this present contract must be registered before the General Directory of Mines in order that it fulfills all legal requirements before third parties, and expenses that in due opportunity must be disbursed for such a reason will be paid by the Assignee. Consequently, the Assigner expressly authorizes as of this moment the Assignee to carry out any paper work related to this present instrument.

SIXTH. REPARATION THROUGH EVICTION. The Assigner obliges himself to answer to reparations in the event of eviction before the Assignee under the established terms by the Federal Civil Code regarding the surrender of rights, object of this present contract.

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SEVENTH. EXPENSES AND TAXES. The Assignee will be held responsible for the totality of expenses and taxes generated by reason of this present contract, including its ratification by Notary Public and inscription before the General Directory of Mines, but excepting payment on income that might correspond to the Assigner according to the applicable and current fiscal legislation.

EIGHTH. CONFIDENTIALITY. Parties commit themselves expressly to maintain the totality of past, present and future information in complete confidence in relation to this instrument and extending same obligation to any person, private or corporation, it be disclosed to.

The Party recipient of confidential information must limit the access to it to its representatives or employees that, because of a justified and reasonable cause, should request access to said information. In such cases, Parties must oblige people to whom confidential information is disclosed to, as compulsory sharers of the confidentiality obligations agreed upon.

For purposes of this present clause, the following will not be considered confidential information: 1. Information that might have been legitimately known and obtained by the recipient Party before the subscription of this agreement;
2. Information that to date or in the future be considered as public domain if and ever such consideration doesn't derive from the non compliance by any of the Parties to the stipulations set forth in this clause or; 3) Information that must be revealed according to right of law by an administrative or judicial mandate of competent authorities, including that that The Purchaser must reveal to the public in general in obedience to the principles of transparency prevalent in stock exchange operations, both in the United States of Mexico as in any other State.

Parties agree that the duration of the contracted obligations by virtue of this present clause will subsist indefinitely, inclusive after the duration of this instrument comes to an end.

In the event of non compliance, Parties reserve to themselves actions that, according to law, correspond to them, both administrative and judicial in order to claim indemnity for damages and harms caused, as well as the application of sanctions that may be due.

NINETH. ADDRESSES AND TELEPHONES. Parties agree that everything in reference to the execution and compliance to the terms and conditions of this present instrument, as well as to give notices, summons and other types of communication in relation to same, they state their addresses and phone numbers to be the following:

      The Assigner                              The Assignee

      Address known                             Calle Ankara 1800
      Temoris                                   Col. Mirador
      State of Chihuahua                        CP 31270 City of Chihuahua
                                                State of Chihuahua

TENTH. PERSONS TO BE IN TOUCH WITH. Parties agree that the totality of notices or communications necessary to disclose to each other derived from the terms and conditions of this present instrument, must be addresses indistinctly to the following persons:

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      The Assigner                                    The Assignee

      Hector Cervantes Soto                     Ramiro Trevizo Ledezma

ELEVENTH. TOTALITY OF THE CONTRACT. Parties accept that this present contract contains the totality of the agreements between them regarding its object, thus leaving without effect and canceling any other agreement, report, negotiation, correspondence, compromise and communication developed previously between them, be these in writing or verbal.

TWELFTH. INDEPENDENCE OF CLAUSES. In the event that some of the clauses of this present instrument be declared invalid by a competent authority, the remaining clauses contained in same will continue to be valid and will not be affected by the respective resolution in any way whatsoever.

THIRTEENTH. APPLICABLE LAW. This present instrument will abide and will be interpreted in accordance to the prescriptions of the Mining Law, the Code of Commerce and the Federal Civil Code among other legal and current applicable dispositions.

FOURTEENTH. JURISDISCTION. Parties expressly agree that any controversy originating regarding the interpretation and execution of this present agreement will be submitted to the common Courts of Law of the Morelos Judicial District at the city of Chihuahua, State of Chihuahua and both renounce as of this moment to any other forum that might correspond to them by reason of their addresses, present or future, or by whatever other circumstance.

However, the Parties will endeavor willingly to solve, in common accord, future and foreseeable discrepancies on specific problems of technical and administrative character.

THIS AGREEMENT HAVING BEEN READ BY BOTH PARTIES CONCERNES AND IN THE KNOWLEDGE OF ITS CONTENT AND LEGAL REACH, SIGN IT IN CONFORMITY AND IN DUPLICATE AT THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE 8TH JANUARY 2007.

   THE ASSIGNER                     THE ASSIGNEE

   HECTOR CERVANTES SOTO            CORPORACION AMERMIN, S.A. DE C.V.

   Representing:                    Represented in this act by:
   Jose Francisco Rubio             Ramiro Trevizo Ledesma




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